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                                             PROSPECTUS
[LOGO]    Prudential                         AND FINANCIAL
                                             PRIVACY NOTICE         MAY 31, 2001


     PRUDENTIAL
     HIGH YIELD TOTAL RETURN FUND, INC.

     FUND TYPE Junk bond and stock

     OBJECTIVE Total return through high current income and capital appreciation




     BUILD




As with all mutual funds, the Securities
and Exchange Commission has not approved
or disapproved the Fund's shares nor has                             ON THE ROCK
the SEC determined that this prospectus
is complete or accurate. It is a
criminal offense to state otherwise.                        [LOGO]    Prudential



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TABLE OF CONTENTS
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1    Risk/Return Summary
1    Investment Objective and Principal Strategies
1    Principal Risks
3    Evaluating Performance
4    Fees and Expenses

6    How the Fund Invests
6    Investment Objective and Policies
8    Other Investments and Strategies

13   Investment Risks

19   How the Fund is Managed
19   Board of Directors
19   Manager
19   Investment Adviser
20   Distributor

21   Fund Distributions and Tax Issues
21   Distributions
22   Tax Issues
23   If You Sell or Exchange Your Shares

25   How to Buy, Sell and Exchange Shares of the Fund
25   How to Buy Shares
33   How to Sell Your Shares
36   How to Exchange Your Shares
38   Telephone Redemptions or Exchanges
38   Expedited Redemption Privilege

39   Financial Highlights
39   Class A Shares
40   Class B Shares
41   Class C Shares
42   Class Z Shares

44   The Prudential Mutual Fund Family

A-1  Description of Security Ratings

For More Information (Back Cover)

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Prudential High Yield Total Return Fund, Inc.           [graphic] (800) 225-1852




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RISK/RETURN SUMMARY
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This section highlights key information about the PRUDENTIAL HIGH YIELD TOTAL
RETURN FUND, INC., which we refer to as "the Fund." Additional information follows this summary.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Our investment objective is TOTAL RETURN THROUGH HIGH CURRENT INCOME AND CAPITAL APPRECIATION. This means we seek investments that will provide high yields and investments that will increase in value. We normally invest at least 65% of the Fund's total assets in high-yield fixed-income securities rated Ba or lower by Moody's Investors Service (Moody's), or BB or lower by Standard & Poor's Ratings Group (Standard & Poor's) and securities either rated by another major rating service or unrated securities of comparable quality, that is, junk bonds. The Fund also invests in equity-related securities and convertible and nonconvertible fixed-income securities (including preferred stocks). Some of the securities in which we invest may be issued by financially or operationally troubled companies, including bankrupt companies.

     In determining which securities to buy and sell, the investment adviser will consider, among other things, the financial history and condition, earnings trends, analysts' recommendations, the prospects and the management of an issuer. The investment adviser generally will employ fundamental analysis in making such determinations. Fundamental analysis involves review of financial statements and other data to try to predict an issuer's prospects and to try to decide whether the price of the issuer's security is undervalued or overvalued. While we make every effort to achieve our objective, we can't guarantee success.

PRINCIPAL RISKS

Although we try to invest wisely, all investments involve risk. The fixed-income securities in which the Fund invests are generally subject to the risk that the issuer may be unable to make principal and interest payments when they are due, as well as the risk that the securities may lose value because interest rates rise or because there is a lack of confidence in the borrower. Since the Fund invests in lower-rated bonds, commonly known as junk bonds, there is a greater risk of default of payment of principal and interest. Furthermore, junk bonds tend to be less liquid than higher-rated securities. Therefore, an investment in the Fund may not be appropriate for short-term investing.

     Our investment in the securities of financially and operationally troubled companies may result in large losses and/or share price volatility. The Fund may also be subject to litigation risks or be unable to dispose of an investment because it may get involved in bankruptcy proceedings, reorganizations and/or



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RISK/RETURN SUMMARY
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financial restructurings. Since the Fund invests in equities as well as debt, there is also the risk that the price of a particular security we own could go down. In addition, the value of the equity markets or any of their sectors could go down. Stock and bond markets are volatile.

     The Fund may actively and frequently trade its portfolio securities. High portfolio turnover results in higher transaction costs and can affect the Fund's performance and have adverse tax consequences.

     Like any mutual fund, an investment in the Fund could lose value, and you could lose money. For more detailed information about the risks associated with the Fund, see "How the Fund Invests--Investment Risks."

     An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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2  Prudential High Yield Total Return Fund, Inc.        [graphic] (800) 225-1852

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EVALUATING PERFORMANCE

A number of factors--including risk--can affect how the Fund performs. The following bar chart shows the Fund's performance for each full calendar year of operation. The bar chart and table below demonstrate the risk of investing in the Fund by showing how returns can change from year to year and by showing how the Fund's average annual total returns compare with those of a broad measure of market performance and a group of similar mutual funds. Past performance does not mean that the Fund will achieve similar results in the future.

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ANNUAL RETURNS* (CLASS B SHARES)

   1999      2000
   ----      ----
   5.95%    -12.95%

BEST QUARTER: 4.55 (4th QUARTER OF 1999)
WORST QUARTER: -8.99% (4TH QUARTER OF 2000)

* THESE ANNUAL RETURNS DO NOT INCLUDE SALES CHARGES. IF THE SALES CHARGES WERE INCLUDED, THE ANNUAL RETURN WOULD BE LOWER THAN THOSE SHOWN. WITHOUT THE MANAGEMENT FEE WAIVER AND THE DISTRIBUTION AND SERVICE (12b-1) FEE WAIVER, THE ANNUAL RETURNS WOULD HAVE BEEN LOWER, TOO. THE RETURN OF THE CLASS B SHARES FOR THE QUARTER ENDED MARCH 31, 2001 WAS 4.86%.

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AVERAGE ANNUAL RETURNS(1) (AS OF 12/31/00)

                                    1 YR                      SINCE INCEPTION
                                   -------                 ---------------------
Class A shares                     -16.01%                 -6.10% (since 5-5-98)
Class B shares                     -17.95%                 -6.39% (since 5-5-98)
Class C shares                     -14.82%                 -5.50% (since 5-5-98)
Class Z shares                     -12.01%                 -4.28% (since 5-5-98)
High Yield Bond Index(2)            -5.86%                    **(2)
Lipper Average(3)                   -8.38%                    **(3)

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(1)  THE FUND'S RETURNS ARE AFTER DEDUCTION OF SALES CHARGES AND EXPENSES.
     WITHOUT THE MANAGEMENT FEE WAIVER AND THE DISTRIBUTION AND SERVICE (12b-1) FEE WAIVER FOR CLASS A, CLASS B AND CLASS C SHARES, THE RETURNS WOULD HAVE BEEN LOWER.

(2) THE LEHMAN BROTHERS HIGH YIELD BOND INDEX (HIGH YIELD BOND INDEX)--AN UNMANAGED INDEX OF FIXED RATE NONINVESTMENT-GRADE DEBT SECURITIES WITH AT LEAST ONE YEAR REMAINING TO MATURITY--GIVES A BROAD LOOK AT HOW HIGH YIELD
     (JUNK) BONDS HAVE PERFORMED. THESE RETURNS DO NOT INCLUDE THE EFFECT OF ANY SALES CHARGES OR OPERATING EXPENSES OF A MUTUAL FUND. THESE RETURNS WOULD BE LOWER IF THEY INCLUDED THE EFFECT OF SALES CHARGES AND OPERATING EXPENSES. THE HIGH YIELD BOND INDEX RETURNS SINCE THE INCEPTION OF EACH CLASS ARE -2.05% FOR CLASS A, -2.05% FOR CLASS B, -2.05% FOR CLASS C AND -2.05% FOR CLASS Z SHARES. SOURCE: LEHMAN BROTHERS.

(3) THE LIPPER AVERAGE IS BASED ON THE AVERAGE RETURN OF ALL MUTUAL FUNDS IN THE LIPPER HIGH CURRENT YIELD CATEGORY. THESE RETURNS DO NOT INCLUDE THE EFFECT OF ANY SALES CHARGES. THESE RETURNS WOULD BE LOWER IF THEY INCLUDED THE EFFECT OF SALES CHARGES. LIPPER RETURNS SINCE THE INCEPTION OF EACH CLASS ARE -4.06% FOR CLASS A, -4.06% FOR CLASS B, -4.06% FOR CLASS C AND -4.06% FOR CLASS Z SHARES. SOURCE: LIPPER INC.



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RISK/RETURN SUMMARY
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FEES AND EXPENSES

These tables show the sales charges, fees and expenses that you may pay if you buy and hold shares of each class of the Fund--Class A, B, C and Z. Each share class has different sales charges--known as loads--and expenses, but represents an investment in the same fund. Class Z shares are available only to a limited group of investors. For more information about which share class may be right for you, see "How to Buy, Sell and Exchange Shares of the Fund."

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SHAREHOLDER FEES(1) (SOLD DIRECTLY FROM YOUR INVESTMENT)

                                           CLASS A   CLASS B   CLASS C   CLASS Z
                                           -------   -------   -------   -------
Maximum sales charge (load) imposed on
  purchases (as a percentage of offering       4%      None        1%      None
  price)
Maximum deferred sales charge (load)
  (as a percentage of the lower of
  original purchase price or sale proceeds)  None       5%(2)      1%(3)   None
Maximum sales charge (load) imposed
  on reinvested dividends and other
  distributions                              None      None      None      None
Redemption fees                              None      None      None      None
Exchange fee                                 None      None      None      None

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ANNUAL FUND OPERATING EXPENSES (DEDUCTED FROM FUND ASSETS)

                                           CLASS A   CLASS B   CLASS C   CLASS Z
                                           -------   -------   -------   -------
Management fees                              .65%      .65%      .65%      .65%
+ Distribution and service (12b-1) fees(4)   .30%     1.00%     1.00%      None
+ Other expenses                             .40%      .40%      .40%      .40%
= TOTAL ANNUAL FUND OPERATING EXPENSES      1.35%     2.05%     2.05%     1.05%
- Fee waiver or expense reimbursement(4)     .05%      .25%      .25%      None
= NET ANNUAL FUND OPERATING EXPENSES        1.30%     1.80%     1.80%     1.05%

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(1)  YOUR BROKER MAY CHARGE YOU A SEPARATE OR ADDITIONAL FEE FOR PURCHASES AND
     SALES OF SHARES.
(2) THE CONTINGENT DEFERRED SALES CHARGE (CDSC) FOR CLASS B SHARES DECREASES BY 1% ANNUALLY TO 1% IN THE FIFTH AND SIXTH YEARS AND 0% IN THE SEVENTH YEAR. CLASS B SHARES CONVERT TO CLASS A SHARES APPROXIMATELY SEVEN YEARS AFTER PURCHASE.
(3) THE CDSC FOR CLASS C SHARES IS 1% FOR SHARES REDEEMED WITHIN 18 MONTHS OF PURCHASE.

(4) FOR THE FISCAL YEAR ENDING MARCH 31, 2002, THE DISTRIBUTOR OF THE FUND HAS CONTRACTUALLY AGREED TO REDUCE ITS DISTRIBUTION AND SERVICE (12b-1) FEES FOR CLASS A, CLASS B AND CLASS C SHARES TO .25 OF 1%, .75 OF 1% AND .75 OF 1% OF THE AVERAGE DAILY NET ASSETS OF CLASS A, CLASS B AND CLASS C SHARES, RESPECTIVELY.



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4  Prudential High Yield Total Return Fund, Inc.        [graphic] (800) 225-1852

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RISK/RETURN SUMMARY
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EXAMPLE

This example will help you compare the fees and expenses of the Fund's different share classes and compare the cost of investing in the Fund with the cost of investing in other mutual funds.

     The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same, except for the Distributor's reduction of distribution and service (12b-1) fees for Class A, Class B and Class C shares during the first year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

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                                1 YR          3 YRS        4 YRS        10 YRS
                                ----          -----        -----        ------

Class A shares                  $527          $806         $1,105       $1,955
Class B shares                  $683          $919         $1,180       $2,095
Class C shares                  $381          $712         $1,170       $2,436
Class Z shares                  $107          $334         $  579       $1,283

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You would pay the following expenses on the same investment if you did not sell your shares:

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                                1 YR          3 YRS        4 YRS        10 YRS
                                ----          -----        -----        ------

Class A shares                  $527          $806         $1,105       $1,955
Class B shares                  $183          $619         $1,080       $2,095
Class C shares                  $281          $712         $1,170       $2,436
Class Z shares                  $107          $334         $  579       $1,283

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HOW THE FUND INVESTS
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INVESTMENT OBJECTIVE AND POLICIES

The Fund's investment objective is TOTAL RETURN THROUGH HIGH CURRENT INCOME AND CAPITAL APPRECIATION. This means we seek investments that pay interest, dividends and other income and investments that will increase in value. While we make every effort to achieve our objective, we can't guarantee success. In pursuing our objective, the Fund will invest in a wide variety of debt and equity securities, including at least 65% of the Fund's total assets in HIGH-YIELD DEBT SECURITIES. The Fund also invests in EQUITY-RELATED SECURITIES AND CONVERTIBLE and NONCONVERTIBLE FIXED-INCOME SECURITIES (including PREFERRED STOCKS). We buy securities of companies of every size--small, medium and large capitalization. Some of these companies may be FINANCIALLY or OPERATIONALLY TROUBLED, and could be in bankruptcy.

     The Fund may invest in debt (fixed-income) securities of companies or governments. Bonds and other debt securities are used by issuers to borrow money from investors. The borrower pays the investor a fixed or variable rate of interest and must repay the amount borrowed. Consistent with its investment objective, under normal conditions the Fund may invest up to 100% of its assets in lower-rated fixed-income securities. A rating is an assessment of the likelihood of the timely payment of interest and repayment of principal and can be useful when comparing different debt obligations. An investor can evaluate the expected likelihood of default by an issuer by looking at its ratings as compared to another similar issuer. A description of bond ratings is contained in Appendix A.

     Fixed-income securities rated below Baa by Moody's or BBB by Standard & Poor's, or comparably rated by another major rating service are considered HIGH-YIELD DEBT SECURITIES OR JUNK BONDS. The Fund may invest in bonds in the lowest ratings categories (C for Moody's and D for Standard & Poor's) and unrated bonds of comparable quality. Such securities are highly speculative and may be in default of principal or interest payments.

     Lower-rated securities tend to offer higher yields, but also offer greater risks, than higher-rated securities. Under certain economic conditions, however, lower or medium-rated securities might not yield significantly more than higher-rated securities, or comparable unrated securities. If that happens, the Fund may invest in higher-rated fixed-income securities that offer similar yields but have less risk. Furthermore, if issuers redeem their high-yield securities at a higher than expected rate, which might happen during periods of declining interest rates, the Fund could be forced to buy higher-rated, lower-yielding securities, which would decrease the Fund's return.



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HOW THE FUND INVESTS
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     During the fiscal year ended March 31, 2001, the monthly dollar-weighted average ratings of the securities held by the Fund, expressed as a percentage of the Fund's total investments, were as follows:


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RATINGS                                   PERCENTAGE OF TOTAL INVESTMENTS
-------                                   -------------------------------
A or better                                              2.13%
BBB/Baa                                                  9.72%
BB/Ba                                                    8.80%
B/B                                                     47.88%
CCC/Caa                                                  6.19%
CC/Ca                                                    1.39%
C/C                                                       .13%
Unrated/Other                                           23.76%
  Not Rated                                              4.88%
  Equity                                                13.55%
  Cash                                                   5.53%
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     These ratings are not a guarantee of quality. The opinions of the rating agencies do not reflect market risk and they may, at times, lag behind the current financial condition of a company. Although the investment adviser will consider ratings assigned to a security, it will perform its own investment analysis, taking into account various factors, including the company's financial history and condition, prospects and management. In addition to investing in rated securities, the Fund may invest in unrated securities that we determine are of comparable quality to the rated securities that are permissible investments. These unrated securities will be taken into account when we calculate the percentage of the Fund's portfolio that consists of medium and lower-rated securities. If the rating of a debt security is downgraded after the Fund purchases it (or if the debt security is no longer rated), the Fund will not have to sell the security, but will take this into consideration in deciding whether the Fund should continue to hold the security.

     Generally, the Fund's average weighted maturity will range from 3 to 12 years. As of March 31, 2001, the Fund's average weighted maturity was 7.5 years.

     The Fund may also invest in EQUITY SECURITIES and EQUITY-RELATED securities, such as COMMON STOCKS, RIGHTS and WARRANTS, which may be attached to or included in a unit with fixed-income securities at the time of purchase. Rights and warrants are options to buy shares of common stock at a preset price during a specified time period.

     The types of fixed-income securities in which the Fund may invest include both CONVERTIBLE and NONCONVERTIBLE SECURITIES (including PREFERRED STOCK). We can exchange convertible fixed-income securities such as corporate bonds,


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HOW THE FUND INVESTS
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notes and convertible preferred stocks for other types of securities, typically common stock, at a preset price. Preferred stock of a company does not generally grant voting rights to the investor, but it pays dividends at a specified rate. Convertible preferred stock may be exchanged for common stock and is less stable than nonconvertible preferred stock. Convertible securities provide a fixed-income stream (usually lower than regular bonds), but also offer greater appreciation potential than regular bonds.

     For more information, see "Investment Risks" below and the Statement of Additional Information, "Description of the Fund, Its Investments and Risks." The Statement of Additional Information--which we refer to as the SAI-- contains additional information about the Fund. To obtain a copy, see the back cover page of this prospectus.

     The Fund's investment objective is a fundamental policy that cannot be changed without shareholder approval. The Board of the Fund can change investment policies of the Fund that are not fundamental.

OTHER INVESTMENTS AND STRATEGIES

In addition to the principal strategies, we also may use the following investment strategies to increase the Fund's returns or protect its assets if market conditions warrant.

INVESTMENT-GRADE DEBT SECURITIES

The Fund may invest up to 35% of its total assets in INVESTMENT-GRADE DEBT SECURITIES, which are debt securities rated Baa or higher by Moody's or BBB or higher by Standard & Poor's, or comparably rated by another major rating service. Debt securities rated Baa by Moody's or BBB by Standard & Poor's are regarded as investment-grade debt securities, but have speculative characteristics and are riskier than higher-rated debt securities.

FOREIGN SECURITIES

The Fund may invest up to 35% of its total assets in U.S. currency-denominated equity and fixed-income securities of foreign governments and other foreign issuers, including Brady Bonds, which are long-term bonds issued by developing nations. The Fund may also invest up to 5% of its total assets in foreign currency-denominated securities issued by foreign or domestic issuers.
FOREIGN GOVERNMENT FIXED-INCOME SECURITIES include securities issued by quasi-govern-



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HOW THE FUND INVESTS
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mental entities, governmental agencies, supranational entities and other governmental entities.

ZERO COUPON BONDS, PAY-IN-KIND (PIK) AND DEFERRED PAYMENT SECURITIES

The Fund may invest in ZERO COUPON BONDS, PAY-IN-KIND or DEFERRED PAYMENT SECURITIES. Zero coupon bonds do not pay interest during the life of the security. An investor makes money by purchasing the security at a price that is less than the money the investor will receive when the borrower repays the amount borrowed (face value). PIK securities pay interest in the form of additional securities. Deferred payment securities pay regular interest after a predetermined date.

     The Fund records the amount these securities rise in price each year (phantom income) for accounting and federal income tax purposes, but does not receive income currently. Because the Fund is required under federal tax laws to distribute income to its shareholders, in certain circumstances the Fund may have to dispose of its portfolio securities under disadvantageous conditions or borrow to generate enough cash to distribute phantom income and the value of the paid-in-kind interest.

TRADE CLAIMS

The Fund may invest in TRADE CLAIMS which are a right of payment due from obligations of a bankrupt or troubled company. Trade claims typically are bought and sold at a discount based on the expected timing and extent of recovery.

LOAN PARTICIPATIONS AND ASSIGNMENTS

The Fund may invest in fixed and floating rate loans (secured or unsecured) made to financially troubled companies by banks, insurance companies and government institutions. The Fund may invest in a portion of a loan (PARTICIPATIONS) and ASSIGNMENTS of all or a portion of a loan.

     Participations and assignments are high-yield, nonconvertible corporate debt instruments of varying maturities. With participations, the Fund has the right to receive payments of principal, interest and fees from the lender conditioned upon the lender's receipt of payment from the borrower. In participations, the Fund generally does not have direct rights against the borrower on the loan, which means that if the borrower does not pay back the loan or otherwise comply with the loan agreement, the Fund will not have the right to make it do so. With assignments, the Fund has direct rights against the borrower on the loan, but its rights may be more limited than the original lender's.



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HOW THE FUND INVESTS
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SHORT SALES

The Fund may use SHORT SALES, where it sells a security it does not own, with the expectation of a decline in the market value of that security. To complete the transaction, the Fund will borrow the security to make delivery to the buyer. The Fund must replace the borrowed security by purchasing it at market price at the time of replacement. The price at that time may be more or less than the price at which the Fund sold the security. The Fund is required to pay the lender any dividends or interest accrued. To borrow the security, the Fund may pay a premium which would increase the cost of the security sold.

TEMPORARY DEFENSIVE INVESTMENTS

In response to adverse market, economic or political conditions, the Fund may take a temporary defensive position and invest up to 100% of the Fund's assets in short-term obligations of, or securities guaranteed by, the U.S. Government, its agencies or instrumentalities or in high-quality obligations of banks and corporations. Investing heavily in these securities limits our ability to achieve our investment objective, but can help to preserve the Fund's assets.

ACTIVE TRADING

The Fund may engage in ACTIVE TRADING--that is, frequent trading of its securities--in order to take advantage of new investment opportunities or yield differentials. There may be tax consequences, such as a possible increase in short-term capital gains or losses, when the Fund sells a security without regard to how long it has held the security. In addition, active trading may result in greater transaction costs, which will reduce the Fund's return.

REPURCHASE AGREEMENTS

The Fund may use REPURCHASE AGREEMENTS, where a party agrees to sell a security to the Fund and then repurchases it at an agreed-upon price at a stated time. A repurchase agreement is like a loan by the Fund to the other party, which creates a fixed return for the Fund. Repurchase agreements are used for cash management purposes.

DERIVATIVE STRATEGIES

We may use various DERIVATIVE STRATEGIES to try to improve the Fund's returns. We may use hedging techniques to try to protect the Fund's assets. We cannot guarantee that these strategies and techniques will work, that the instruments necessary to implement these strategies and techniques will be available, or that the Fund will not lose money. Derivatives--such as foreign currency forward contracts, futures contracts, including interest rate futures contracts, op-



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HOW THE FUND INVESTS
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tions, options on futures and interest rate swaps--involve costs and can be volatile.

     With derivatives, the investment adviser tries to predict if the underlying investment, whether a security, market index, currency, interest rate, or some other investment, will go up or down at some future date. We may use derivatives to try to reduce risk or to increase return consistent with the Fund's overall investment objective. The investment adviser will consider other factors (such as cost) in deciding whether to employ any particular strategy or technique, or use any particular instrument. Any derivatives we may use may not match the Fund's underlying holdings.

OPTIONS

The Fund may purchase and sell put and call options on securities, financial indexes, and currencies that are traded on U.S. or foreign securities exchanges or in the over-the-counter market. An OPTION is the right to buy or sell securities in exchange for a premium. The Fund will sell only covered options.

FUTURES CONTRACTS AND RELATED OPTIONS

FOREIGN CURRENCY FORWARD CONTRACTS

The Fund may purchase and sell financial futures contracts and related options on financial futures. A FUTURES CONTRACT is an agreement to buy or sell a set quantity of an underlying product at a future date, or to make or receive a cash payment based on the value of a securities index. The Fund also may enter into foreign currency forward contracts to protect the value of its assets against future changes in the level of currency exchange rates. A FOREIGN CURRENCY FORWARD CONTRACT is an obligation to buy or sell a given currency on a future date at a set price.

INTEREST RATE SWAP TRANSACTIONS

The Fund may enter into INTEREST RATE SWAP TRANSACTIONS. In a swap transaction, the Fund and another party "trade" income streams. The swap is done to preserve a return or spread on a particular investment or portion of a portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES

The Fund may purchase securities on a WHEN-ISSUED or DELAYED-DELIVERY basis. When the Fund makes this type of purchase, the price and interest rate are fixed at the time of purchase, but delivery and payment for the obligations take



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HOW THE FUND INVESTS
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place at a later time. The Fund does not earn interest income until the date the obligations are delivered.

     For more information about these strategies, see the SAI, "Description of the Fund, Its Investments and Risks."

ADDITIONAL STRATEGIES

The Fund also follows certain policies when it BORROWS MONEY (the Fund can borrow up to 331/3% of the value of its total assets); LENDS ITS SECURITIES to others (the Fund can lend up to 30% of the value of its total assets); and HOLDS ILLIQUID SECURITIES (the Fund may hold up to 15% of its net assets in illiquid securities, including securities with legal or contractual restrictions on resale, those without a readily available market and repurchase agreements with maturities longer than seven days). The Fund is subject to certain investment restrictions that are fundamental policies, which means they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.







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HOW THE FUND INVESTS
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INVESTMENT RISKS

As noted, all investments involve risk, and investing in the Fund is no exception. Since the Fund's holdings can vary significantly from broad market indexes, performance of the Fund can deviate from performance of the indexes. This chart outlines the key risks and potential rewards of the Fund's principal investments and certain other non-principal investments the Fund may make. See, too, "Description of the Fund, Its Investments and Risks" in the SAI.

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INVESTMENT TYPE
% OF FUND'S TOTAL ASSETS          RISKS                    POTENTIAL REWARDS

HIGH-YIELD DEBT            o Credit risk--the            o May offer higher
SECURITIES                   risk that the                 interest income and
(JUNK BONDS)                 borrower can't pay            higher potential
                             back the money                gains than
UP TO 100%                   borrowed or make              higher-quality debt
                             interest payments             securities
                             (particularly high)
                                                         o Most bonds rise in
                           o Market risk--the              value when interest
                             risk that                     rates fall
                             obligations will
                             lose value in the
                             market, sometimes
                             rapidly or
                             unpredictably,
                             because interest
                             rates rise or there
                             is a lack of
                             confidence in the
                             borrower
                             (particularly high)

                           o Illiquidity
                             risk--the risk that
                             bonds may be
                             difficult to value
                             precisely and sell
                             at time or price
                             desired, in which
                             case valuation would
                             depend more on
                             investment adviser's
                             judgment than is
                             generally the case
                             with higher-rated
                             securities

                           o More volatile than
                             higher-quality debt
                             securities




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
HOW THE FUND INVESTS
--------------------------------------------------------------------------------

INVESTMENT TYPE (CONT'D)
% OF FUND'S TOTAL ASSETS          RISKS                    POTENTIAL REWARDS

TROUBLED HOLDINGS          o Securities could            o May offer greater
                             lose value                    capital appreciation
UP TO 100%                                                 and a higher rate of
                           o See credit risk               return if companies
                             (particularly high),          fulfill their
                             market risk                   anticipated
                             (particularly high)           potential
                             and illiquidity risk

                           o More likely to
                             default, especially
                             during economic
                             downturns

                           o Subject to greater
                             volatility than
                             securities of more
                             stable companies

                           o Fund may be subject
                             to litigation risks
                             and costs
                           -----------------------------------------------------
ZERO COUPON BONDS,         o Typically subject to        o Value rises faster
PIK AND DEFERRED             greater volatility            when interest rates
PAYMENT SECURITIES           and less liquidity            fall
                             in adverse markets
PERCENTAGE VARIES;           than other debt
USUALLY LESS THAN 40%        securities

                           o See credit risk and
                             market risk
--------------------------------------------------------------------------------
EQUITY-RELATED SECURITIES  o Individual stocks           o Historically, stocks
                             could lose value              have outperformed
UP TO 35%                                                  other investments
                           o Equity markets could          over the long term
                             go down, resulting
                             in a decline in             o Generally, economic
                             value of the Fund's           growth means higher
                             investments                   corporate profits,
                                                           which leads to an
                           o Changes in economic           increase in stock
                             or political                  prices, known as
                             conditions, both              capital appreciation
                             domestic and
                             international, may          o May be a source of
                             result in a decline           dividend income
                             in value of the
                             Fund's investments

                           o Warrants and rights
                             might expire before
                             right to purchase
                             common stocks is
                             exercised

                           o Companies that pay
                             dividends may not do
                             so if they don't
                             have profits or
                             adequate cash flow


--------------------------------------------------------------------------------

14  Prudential High Yield Total Return Fund, Inc.       [GRAPHIC] (800) 225-1852

--------------------------------------------------------------------------------
HOW THE FUND INVESTS
--------------------------------------------------------------------------------

INVESTMENT TYPE (CONT'D)
% OF FUND'S TOTAL ASSETS          RISKS                    POTENTIAL REWARDS

INVESTMENT-GRADE DEBT      o See credit risk and         o Regular interest
SECURITIES                   market risk                   income

UP TO 35%                                                o Generally more
                                                           secure than equity
                                                           securities and
                                                           high-yield debt
                                                           securities
                           -----------------------------------------------------
FOREIGN SECURITIES         o Foreign markets,            o Investors can
                             economies and                 participate in the
UP TO 35% OF U.S.            political systems             growth of foreign
CURRENCY DENOMINATED         may not be as stable          markets and
SECURITIES; UP TO 5%         as those in the               companies operating
OF NON-U.S. CURRENCY         U.S., particularly            in those markets
DENOMINATED SECURITIES       those in developing
                             countries                   o Opportunities for
                                                           diversification
                           o May be less liquid
                             than U.S. debt              o Changing value of
                             securities                    foreign currencies
                                                           can cause gains
                           o Differences in                (non-U.S. currency
                             foreign laws,                 denominated
                             accounting                    securities)
                             standards, public
                             information, custody
                             and settlement
                             practices provide
                             less reliable
                             information on
                             foreign investments
                             and involve more
                             risks

                           o Currency risk--
                             hanging value of
                             foreign currencies
                             can cause losses
                             (non-U.S. currency
                             denominated
                             securities)
--------------------------------------------------------------------------------
CONVERTIBLE SECURITIES     o See credit risk and         o Convertible
                             market risk                   securities may be
PERCENTAGE VARIES;                                         exchanged for
USUALLY LESS THAN 25%      o Underlying                    stocks, which
                             securities could              historically have
                             lose value                    outperformed other
                                                           investments over the
                           o Equity markets could          long term
                             go down, resulting
                             in a decline in             o Generally, economic
                             value of the Fund's           growth means higher
                             investments                   corporate profits,
                                                           which leads to an
                           o Changes in economic           increase in stock
                             or political                  prices, known as
                             conditions, both              capital appreciation
                             domestic and
                             international, may
                             result in a decline
                             in value of the
                             Fund's investments





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
HOW THE FUND INVESTS
--------------------------------------------------------------------------------

INVESTMENT TYPE (CONT'D)
% OF FUND'S TOTAL ASSETS          RISKS                    POTENTIAL REWARDS

ILLIQUID SECURITIES        o See illiquidity risk        o May offer a more
UP TO 15% OF NET                                           attractive yield or
ASSETS                                                     potential for growth
                                                           than more widely
                                                           traded securities
--------------------------------------------------------------------------------
TRADE CLAIMS               o See credit risk and         o A trade claim is
                             market risk                   priced at a discount
PERCENTAGE VARIES;                                         and may appreciate
USUALLY LESS THAN 10%      o The amount of the             significantly
                             claim may be
                             disputed by the
                             debtor

                           o Volatile pricing due
                             to a less liquid
                             market with a small
                             number of buyers and
                             brokers

                           o May be obligated to
                             purchase larger
                             trade claim than
                             initially
                             anticipated

                           o Sellers of trade
                             claims may fail to
                             indemnify the Fund
                             against loss due to
                             seller's bankruptcy
                             or insolvency
--------------------------------------------------------------------------------
WHEN-ISSUED AND            o May magnify                 o May magnify
DELAYED-DELIVERY             underlying                    underlying
SECURITIES; SHORT SALES      investment losses             investment gains

PERCENTAGE VARIES;         o Investment costs may
USUALLY LESS THAN 10%        exceed potential
                             underlying
                             investment gains



--------------------------------------------------------------------------------

16  Prudential High Yield Total Return Fund, Inc.       [GRAPHIC] (800) 225-1852

--------------------------------------------------------------------------------
HOW THE FUND INVESTS
--------------------------------------------------------------------------------

INVESTMENT TYPE (CONT'D)
% OF FUND'S TOTAL ASSETS          RISKS                    POTENTIAL REWARDS

LOAN PARTICIPATIONS        o See credit risk and         o May offer the right
AND ASSIGNMENTS              market risk                   to receive
                                                           principal, interest
PERCENTAGE VARIES;         o In participations,            and fees without as
USUALLY LESS THAN 10%        the Fund is also              much risk as a
                             subject to the                lender
                             credit risk of the
                             lender

                           o In participations,
                             the Fund has no
                             rights against
                             borrower in the
                             event borrower does
                             not repay the loan
--------------------------------------------------------------------------------
DERIVATIVES                o The value of                o The Fund could make
                             derivatives (such as          money and protect
PERCENTAGE VARIES;           futures, options,             against losses if
USUALLY LESS THAN 10%        options on futures,           the investment
                             foreign currency              analysis proves
                             forward contracts             correct
                             and interest rate
                             swaps), that are            o One way to manage
                             used to hedge a               the Fund's
                             portfolio security            risk/return balance
                             is determined                 is to lock in the
                             independently from            value of an
                             that security and             investment ahead of
                             could result in a             time
                             loss to the Fund
                             when the price              o Derivatives used for
                             movement of a                 return enhancement
                             derivative used as a          purposes involve a
                             hedge does not                type of leverage and
                             correlate with a              could generate
                             change in the value           substantial gains at
                             of the portfolio              low cost
                             security

                           o Derivatives used for
                             risk management may
                             not have the
                             intended effects and
                             may result in losses
                             or missed
                             opportunities

                           o The other party to a
                             derivatives contract
                             could default

                           o Certain types of
                             derivatives involve
                             costs to the Fund
                             that can reduce
                             returns

                           o Derivatives used for
                             return enhancement
                             purposes involve a
                             type of leverage
                             (borrowing for
                             investment) and
                             could magnify losses


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
HOW THE FUND INVESTS
--------------------------------------------------------------------------------

INVESTMENT TYPE (CONT'D)
% OF FUND'S TOTAL ASSETS          RISKS                    POTENTIAL REWARDS

U.S. GOVERNMENT            o Limits potential for        o Regular interest
SECURITIES OR                capital appreciation          income
HIGH-QUALITY BANK OR
CORPORATE OBLIGATIONS      o See credit risk             o Generally more
                             (relatively low for           secure than lower
UP TO 100%                   U.S. Government               quality debt
ON A TEMPORARY BASIS         securities) and               securities and
                             market risk                   equity securities

                           o Not all U.S.                o The U.S. Government
                             Government                    guarantees interest
                             securities are                and principal
                             insured or                    payments on certain
                             guaranteed by the             U.S. Government
                             U.S. Government--             securities
                             some are backed by
                             the issuing agency          o May preserve the
                                                           Fund's assets





--------------------------------------------------------------------------------

18  Prudential High Yield Total Return Fund, Inc.       [GRAPHIC] (800) 225-1852

--------------------------------------------------------------------------------
HOW THE FUND IS MANAGED
--------------------------------------------------------------------------------

BOARD OF DIRECTORS

The Fund's Board of Directors oversees the actions of the Manager, investment adviser and Distributor and decides on general policies. The Board also oversees the Fund's officers, who conduct and supervise the daily business operations of the Fund.

MANAGER

PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM)
GATEWAY CENTER THREE, 100 MULBERRY STREET
NEWARK, NJ 07102-4077

     Under a Management Agreement with the Fund, PIFM manages the Fund's investment operations and administers its business affairs. PIFM is also responsible for supervising the Fund's investment adviser. For the fiscal year ended March 31, 2001, the Fund paid PIFM management fees of .65% of the Fund's average daily net assets.

     PIFM and its predecessors have served as manager or administrator to investment companies since 1987. As of March 31, 2001, PIFM served as the Manager to all 48 of the Prudential mutual funds, and as manager or administrator to 20 closed-end investment companies, with aggregate assets of approximately $96.8 billion.

INVESTMENT ADVISER

Prudential Investment Management, Inc., called Prudential Investments, is the Fund's investment adviser and has served as an investment adviser to investment companies since 1984. Its address is Prudential Plaza, 751 Broad Street, Newark, NJ 07102. PIFM has responsibility for all investment advisory services, supervises Prudential Investments and pays Prudential Investments for its services.

     Prudential Investments' Fixed Income Group manages more than $135 billion for Prudential's retail investors, institutional investors, and policyholders. Senior Managing Director James J. Sullivan heads the Group, which is organized into teams specializing in different market sectors. Top-down, broad investment decisions are made by the Fixed Income Policy Committee, whereas bottom-up security selection is made by the sector teams.

     Prior to joining Prudential Investments in 1998, Mr. Sullivan was a managing director in Prudential's Capital Management Group, where he oversaw portfolio management and credit research for Prudential's General Account and subsidiary fixed-income portfolios. He has more than 16 years

--------------------------------------------------------------------------------
of experience in risk management, arbitrage trading, and corporate bond investing.

     The Fixed Income Investment Policy Committee is comprised of key senior investment managers, including the chief investment strategist, the head of risk management and the head of quantitative management. The Committee uses a top-down approach to investment strategy, asset allocation, and general risk management, identifying sectors in which to invest.

     The High Yield Team, co-headed by Casey Walsh and Paul Appleby, is primarily responsible for overseeing the day-to-day management of the Fund. This Team uses a bottom-up approach, which focuses on individual securities, while staying within the guidelines of the Investment Policy Committee and the Fund's investment restrictions and policies. In addition, the Credit Research team of analysts supports the sector teams using bottom-up fundamentals, as well as economic and industry trends. Other sector teams may contribute to securities selection when appropriate.

                                   HIGH YIELD

ASSETS UNDER MANAGEMENT: $7.3 billion (as of December 31, 2000). TEAM LEADERS:
Casey Walsh and Paul Appleby. GENERAL INVESTMENT EXPERIENCE: 18 years and 11 years, respectively. PORTFOLIO MANAGERS: 6. AVERAGE GENERAL INVESTMENT
EXPERIENCE: 16 years, which includes team members with significant mutual fund experience. Sector: Below-investment-grade corporate securities. Investment
Strategy: Focus is generally on bonds with high total return potential, given existing risk parameters. They also seek securities with high current income, as appropriate. The Team uses a relative value approach.

DISTRIBUTOR

Prudential Investment Management Services LLC (PIMS) distributes the Fund's shares under a Distribution Agreement with the Fund. The Fund has Distribution and Service Plans under Rule 12b-1 under the Investment Company Act. Under the Plans and the Distribution Agreement, PIMS pays the expenses of distributing the Fund's Class A, B, C and Z shares and provides certain shareholder support services. The Fund pays distribution and other fees to PIMS as compensation for its services for each class of shares other than Class Z. These fees--known as 12b-1 fees--are shown in the "Fees and Expenses" tables.

--------------------------------------------------------------------------------

20     Prudential High Yield Total Return Fund, Inc.         (800) 225-1852

--------------------------------------------------------------------------------
FUND DISTRIBUTIONS AND TAX ISSUES
--------------------------------------------------------------------------------

Investors who buy shares of the Fund should be aware of some important tax issues. For example, the Fund distributes DIVIDENDS of ordinary income monthly and CAPITAL GAINS, if any, at least annually to shareholders. These distributions are subject to federal income taxes, unless you hold your shares in a 401(k) plan, an Individual Retirement Account (IRA) or some other qualified or tax-deferred plan or account. Dividends and distributions from the Fund also may be subject to state and local income tax in the state where you live.

     Also, if you sell shares of the Fund for a profit, you may have to pay capital gains taxes on the amount of your profit, again unless you hold your shares in a qualified or tax-deferred plan or account.

     The following briefly discusses some of the important tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.

DISTRIBUTIONS

The Fund distributes DIVIDENDS out of any net investment income to shareholders typically every month. For example, if the Fund owns an ACME Corp. bond and the bond pays interest, the Fund will pay out a portion of this interest as a dividend to its shareholders, assuming the Fund's income is more than its costs and expenses. The dividends you receive from the Fund will be taxed as ordinary income, whether or not they are reinvested in the Fund. Corporate shareholders may be eligible for the 70% dividends-received deduction on dividends paid by the Fund to the extent the dividends are comprised of qualified dividends received by the Fund from domestic corporations.

     The Fund also distributes LONG-TERM CAPITAL GAINS to shareholders-- typically once a year. Long-term capital gains are generated when the Fund sells assets that it held for more than 12 months for a profit. For an individual, the maximum long-term federal capital gains rate is generally 20%. However, capital gains of individuals on the sale of shares acquired after December 31, 2000 and held greater than 5-years will be eligible for a reduced long-term capital gains rate. The maximum capital gains rate for corporate shareholders currently is the same as the maximum tax rate for ordinary income.

     For your convenience, Fund distributions of dividends and capital gains are AUTOMATICALLY REINVESTED in the Fund without any sales charge. If you ask us to pay the distributions in cash, we will send you a check if your account is with the Transfer Agent. Otherwise, if your account is with a broker, you will receive a credit to your account. Either way, the distributions may be subject to taxes,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FUND DISTRIBUTIONS AND TAX ISSUES
--------------------------------------------------------------------------------

unless your shares are held in a qualified or tax-deferred plan or account. For more information about automatic reinvestment and other shareholder services, see "Step 4: Additional Shareholder Services" in the next section.

TAX ISSUES

FORM 1099

Every year, you will receive a Form 1099, which reports the amount of dividends and long-term capital gains we distributed to you during the prior year. If you own shares of the Fund as part of a qualified or tax-deferred plan or account, your taxes are deferred, so you will not receive a Form 1099. However, you will receive a Form 1099 when you take any distributions from your qualified or tax-deferred plan or account.

     Fund distributions are generally taxable to you in the calendar year they are received, except when we declare certain dividends in the fourth quarter, and actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31 of the prior year.

WITHHOLDING TAXES

If federal law requires you to provide the Fund with your taxpayer identification number and certifications as to your tax status, and you fail to do this, or if you are otherwise subject to backup withholding, we will withhold and pay to the U.S. Treasury 31% of your taxable distributions and gross sale proceeds. Dividends of net investment income and short-term capital gains paid to a nonresident foreign shareholder generally will be subject to a U.S. withholding tax of 30%. This rate may be lower, depending on any tax treaty the U.S. may have with the shareholder's country.

IF YOU PURCHASE JUST BEFORE RECORD DATE

If you buy shares of the Fund just before the record date for a distribution (the date that determines who receives the distribution), that distribution will be paid to you. As explained above, the distribution may be subject to income or capital gains taxes. You may think you've done well, since you bought shares one day and soon thereafter received a distribution. That is not so because when dividends are paid out, the value of each share of the Fund decreases by the amount of the dividend to reflect the payout although this may not be apparent because the value of each share of the Fund also will be affected by market changes, if any. The distribution you receive makes up for the decrease in share value. However, the timing of your purchase does mean that part of your investment came back to you as taxable income.

--------------------------------------------------------------------------------

22     Prudential High Yield Total Return Fund, Inc.         (800) 225-1852

--------------------------------------------------------------------------------
FUND DISTRIBUTIONS AND TAX ISSUES
--------------------------------------------------------------------------------


QUALIFIED OR TAX-DEFERRED RETIREMENT PLANS

Retirement plans and accounts allow you to defer paying taxes on investment income and capital gains. Contributions to these plans may also be tax deductible, although distributions from these plans generally are taxable. In the case of Roth IRA accounts, contributions are not tax deductible, but distributions from the plan may be tax-free. Please contact your financial adviser for information on a variety of Prudential mutual funds that are suitable for retirement plans offered by Prudential.

IF YOU SELL OR EXCHANGE YOUR SHARES

If you sell any shares of the Fund for a profit, you have realized a capital gain, which is subject to tax unless the shares are held in a qualified or tax-deferred plan or account. For individuals, the maximum capital gains tax rate is generally 20% for shares held for more than twelve months. However, capital gains of individuals and corporations on the sale of shares acquired after December 31, 2000 and held greater than 5 years will be eligible for a reduced long-term capital gains rate. If you sell shares of the Fund for a loss, you may have a capital loss, which you may use to offset certain capital gains you have.

--------------------------------------------------------------------------------
                           CAPITAL GAIN
                  / +$     (taxes owed)
    $            /
RECEIPTS        =          OR
FROM SALES       \
                  \ -$     CAPITAL LOSS
                           (offset against gain)
--------------------------------------------------------------------------------

     If you sell shares and realize a loss, you will not be permitted to use the loss to the extent you replace the shares (including pursuant to the reinvestment of a dividend) within a 61-day period (beginning 30 days before the sale of the shares). Under certain circumstances, if you acquire shares of the Fund and sell or exchange your shares within 90 days, you may not be allowed to include certain charges incurred in acquiring the shares for purposes of calculating gain or loss realized upon the sale of the shares.

     Exchanging your shares of the Fund for the shares of another Prudential mutual fund is considered a sale for tax purposes. In other words, it's a "taxable event." Therefore, if the shares you exchanged have increased in value since you purchased them, you have capital gains, which are subject to the taxes described above.

     Any gain or loss you may have from selling or exchanging Fund shares will not be reported on Form 1099; however, proceeds from the sale or exchange will be reported on Form 1099-B. Therefore, unless you hold your shares in a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FUND DISTRIBUTIONS AND TAX ISSUES
--------------------------------------------------------------------------------

qualified or tax-deferred plan or account, you or your financial adviser should keep track of the dates on which you buy and sell--or exchange--Fund shares, as well as the amount of any gain or loss on each transaction. For tax advice, please see your tax adviser.

AUTOMATIC CONVERSION OF CLASS B SHARES

We have obtained a legal opinion that the conversion of Class B shares into Class A shares--which happens automatically approximately seven years after purchase--is not a "taxable event." This opinion, however, is not binding on the Internal Revenue Service. For more information about the automatic conversion of Class B shares, see "Class B Shares Convert to Class A Shares After Approximately Seven Years" in the next section.

--------------------------------------------------------------------------------

24     Prudential High Yield Total Return Fund, Inc.         (800) 225-1852

--------------------------------------------------------------------------------
HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE FUND
--------------------------------------------------------------------------------

HOW TO BUY SHARES

STEP 1: OPEN AN ACCOUNT

If you don't have an account with us or a securities firm that is permitted to buy or sell shares of the Fund for you, call Prudential Mutual Fund Services LLC
(PMFS) at (800) 225-1852 or contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: INVESTMENT SERVICES
P.O. BOX 8179
PHILADELPHIA, PA 19101-8179

     You may purchase shares by check or wire. We do not accept cash or money orders. To purchase by wire, call the number above to obtain an application. After PMFS receives your completed application, you will receive an account number. For additional information about purchasing shares of the Fund, see the back cover page of this prospectus. We have the right to reject any purchase order (including an exchange into the Fund) or suspend or modify the Fund's sale of its shares.

STEP 2: CHOOSE A SHARE CLASS

Individual investors can choose among Class A, Class B, Class C and Class Z shares of the Fund, although Class Z shares are available only to a limited group of investors.

     Multiple share classes let you choose a cost structure that meets your needs. With Class A shares, you pay the sales charge at the time of purchase, but the operating expenses each year are lower than the expenses of Class B and Class C shares. With Class B shares, you only pay a sales charge if you sell your shares within six years (that is why it is called a Contingent Deferred Sales Charge or CDSC), but the operating expenses each year are higher than Class A share expenses. With Class C shares, you pay a 1% front-end sales charge and a 1% CDSC if you sell within 18 months of purchase, but the operating expenses are also higher than the expenses for Class A shares.

     When choosing a share class, you should consider the following:

     o    The amount of your investment

     o The length of time you expect to hold the shares and the impact of the varying distribution fees. Over time, the fees will increase the cost of your investment and may cost you more than paying other types of sales charges

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE FUND
--------------------------------------------------------------------------------

     o The different sales charges that apply to each share class--Class A's front-end sales charge vs. Class B's CDSC vs. Class C's lower front-end sales charge and low CDSC

     o    Whether you qualify for any reduction or waiver of sales charges

     o The fact that Class B shares automatically convert to Class A shares approximately seven years after purchase

     o    Whether you qualify to purchase Class Z shares.

     See "How to Sell Your Shares" for a description of the impact of CDSCs.

SHARE CLASS COMPARISON. Use this chart to help you compare the Fund's different share classes. The discussion following this chart will tell you whether you are entitled to a reduction or waiver of any sales charges.


------------------------------------------------------------------------------------
                            CLASS A         CLASS B          CLASS C         CLASS Z
------------------------------------------------------------------------------------
  Minimum purchase          $1,000          $1,000           $2,500          None
    amount(1)

  Minimum amount for        $100            $100             $100            None
    subsequent purchases(1)

  Maximum initial           4% of the       None             1% of the       None
    sales charge            public                           public
                            offering                         offering
                            price                            price

  Contingent Deferred       None            If sold          1% on sales     None
    Sales Charge (CDSC)(2)                  during:          made within
                                            Year 1   5%      18 months
                                            Year 2   4%      of purchase
                                            Year 3   3%
                                            Year 4   2%
                                            Year 5   1%
                                            Year 6   1%
                                            Year 7   0%

  Annual distribution       .30 of 1%       1%               1%              None
    and service (12b-1)     (.25 of 1%      (.75 of 1%       (.75 of 1%
    fees (shown as a        currently)      currently)       currently)
    percentage of average
    net assets)(3)


(1) THE MINIMUM INVESTMENT REQUIREMENTS DO NOT APPLY TO CERTAIN RETIREMENT AND EMPLOYEE SAVINGS PLANS AND CUSTODIAL ACCOUNTS FOR MINORS. THE MINIMUM INITIAL AND SUBSEQUENT INVESTMENT FOR PURCHASES MADE THROUGH THE AUTOMATIC INVESTMENT PLAN IS $50. FOR MORE INFORMATION, SEE "STEP 4: ADDITIONAL SHAREHOLDER SERVICES--AUTOMATIC INVESTMENT PLAN."

(2) FOR MORE INFORMATION ABOUT THE CDSC AND HOW IT IS CALCULATED, SEE "HOW TO SELL YOUR SHARES--CONTINGENT DEFERRED SALES CHARGE (CDSC)."

(3) THESE DISTRIBUTION AND SERVICE (12b-1) FEES ARE PAID FROM THE FUND'S ASSETS ON A CONTINUOUS BASIS. OVER TIME, THE FEES WILL INCREASE THE COST OF YOUR INVESTMENT AND MAY COST YOU MORE THAN PAYING OTHER TYPES OF SALES CHARGES. THE SERVICE FEE FOR CLASS 1, CLASS B AND CLASS C SHARES IS .25 OF 1%. THE DISTRIBUTION FEE FOR CLASS A SHARES IS LIMITED TO .30 OF 1% (INCLUDING UP TO .25 OF 1% AS A SERVICE FEE), AND IS .75 OF 1% FOR CLASS B AND CLASS C SHARES. FORM THE FISCAL YEAR ENDING MARCH 31, 2002, THE DISTRIBUTOR OF THE FUND HAS CONTRACTUALLY AGREED TO REDUCE ITS DISTRIBUTION AND SERVICE (12b-1) FEES FOR CLASS A, CLASS B AND CLASS C SHARES TO .25 OF 1%, .75 OF 1% AND .75 OF 1% OF THE AVERAGE DAILY NET ASSETS OF CLASS A, CLASS B AND CLASS C SHARES, RESPECTIVELY.

--------------------------------------------------------------------------------

26     Prudential High Yield Total Return Fund, Inc.         (800) 225-1852

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REDUCING OR WAIVING CLASS A'S INITIAL SALES CHARGE

The following describes the different ways investors can reduce or avoid paying Class A's initial sales charge.

INCREASE THE AMOUNT OF YOUR INVESTMENT. You can reduce Class A's sales charge by increasing the amount of your investment. This table shows how the sales charge decreases as the amount of your investment increases.

--------------------------------------------------------------------------------
                           SALES CHARGE AS %  SALES CHARGE AS % OF      DEALER
  AMOUNT OF PURCHASE       OF OFFERING PRICE     AMOUNT INVESTED     REALLOWANCE
--------------------------------------------------------------------------------
  Less than $50,000              4.00%               4.17%              3.75%

  $50,000 to $99,999             3.50%               3.63%              3.25%

  $100,000 to $249,999           2.75%               2.83%              2.50%

  $250,000 to $499,999           2.00%               2.04%              1.90%

  $500,000 to $999,999           1.50%               1.52%              1.40%

  1 million and above(1)         None                 None              None

(1) IF YOU INVEST $1 MILLION OR MORE, YOU CAN BUY ONLY CLASS A SHARES, UNLESS YOU QUALIFY TO BUY CLASS Z SHARES.

     To satisfy the purchase amounts above, you can:

     o    Invest with an eligible group of related investors

     o Buy Class A shares of two or more Prudential mutual funds at the same time

     o Use your RIGHTS OF ACCUMULATION, which allow you to combine the current value of Prudential mutual fund shares you already own (excluding money market fund shares other than those acquired through the exchange privilege) with the value of the shares you are purchasing for purposes of determining the applicable sales charge (note: you must notify the Transfer Agent at the time of purchase if you qualify for Rights of Accumulation)

     o Sign a LETTER OF INTENT, stating in writing that you or an eligible group of related investors will invest a specific dollar amount in the Fund and other Prudential mutual funds within 13 months.

     The Distributor may reallow Class A's sales charge to dealers.

BENEFIT PLANS. Certain group retirement and savings plans may purchase Class A shares without the initial sales charge if they meet the required minimum for amount of assets, average account balance or number of eligible employees. For more information about these requirements, call Prudential at (800) 353-2847.

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MUTUAL FUND PROGRAMS. The initial sales charge will be waived for investors in certain programs sponsored by broker-dealers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:

     o Mutual fund "wrap" or asset allocation programs, where the sponsor places Fund trades and charges its clients a management, consulting or other fee for its services

     o Mutual fund "supermarket" programs, where the sponsor links its clients' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.

     Broker-dealers, investment advisers or financial planners sponsoring these mutual fund programs may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

OTHER TYPES OF INVESTORS. Other investors may pay no sales charges, including certain officers, employees or agents of Prudential and its affiliates, the Prudential mutual funds, the subadvisers of the Prudential mutual funds and registered representatives and employees of brokers that have entered into a selected dealer agreement with the Distributor. To qualify for a reduction or waiver of the sales charge, you must notify the Transfer Agent or your broker at the time of purchase. For more information about reducing or eliminating Class A's initial sales charge, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Reduction and Waiver of Initial Sales Charge--Class A Shares."

WAIVING CLASS C'S INITIAL SALES CHARGE

BENEFIT PLANS. Certain group retirement plans may purchase Class C shares without the initial sales charge. For more information, call Prudential at (800) 353-2847.

INVESTMENT OF REDEMPTION PROCEEDS FROM OTHER INVESTMENT COMPANIES. The initial sales charge will be waived for purchases of Class C shares if the purchase is made with money from the redemption of shares of any unaffiliated investment company, as long as the shares were not held in an account at Prudential Securities Incorporated (Prudential Securities) or one of its

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affiliates. These purchases must be made within 60 days of the redemption. To qualify for this waiver, you must do one of the following:

     o    Purchase your shares through an account at Prudential Securities

     o Purchase your shares through an ADVANTAGE Account or an Investor Account with Pruco Securities Corporation

     o    Purchase your shares through another broker.

     This waiver is not available to investors who purchase shares directly from the Transfer Agent. If you are entitled to the waiver, you must notify your broker, who may require any supporting documents it considers to be appropriate.

QUALIFYING FOR CLASS Z SHARES

BENEFIT PLANS. Certain group retirement plans may purchase Class Z shares if they meet the required minimum for amount of assets, average account balance or number of eligible employees. For more information about these requirements, call Prudential at (800) 353-2847.

MUTUAL FUND PROGRAMS. Class Z shares also can be purchased by participants in any fee-based program or trust program sponsored by Prudential or an affiliate that includes the Fund as an available option. Class Z shares also can be purchased by investors in certain programs sponsored by broker-dealers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:

     o Mutual fund "wrap" or asset allocation programs, where the sponsor places Fund trades, links its clients' accounts to a master account in the sponsor's name and charges its clients a management, consulting or other fee for its services

     o Mutual fund "supermarket" programs, where the sponsor links its clients' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.

     Broker-dealers, investment advisers or financial planners sponsoring these mutual fund programs may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

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     OTHER TYPES OF INVESTORS. Class Z shares also can be purchased by any of the following:

     O Certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential mutual funds are an available option

     O Current and former Directors/Trustees of the Prudential mutual funds (including the Fund)

     O    Prudential, with an investment of $10 million or more.

     In connection with the sale of shares, the Manager, the Distributor or one of their affiliates may pay brokers, financial advisers and other persons a commission of up to 4% of the purchase price for Class B shares, up to 2% of the purchase price for Class C shares and a finder's fee for Class A or Class Z shares from their own resources based on a percentage of the net asset value of shares sold or otherwise.

CLASS B SHARES CONVERT TO CLASS A SHARES AFTER APPROXIMATELY SEVEN YEARS If you buy Class B shares and hold them for approximately seven years, we will automatically convert them into Class A shares without charge. At that time, we will also convert any Class B shares that you purchased with reinvested dividends and other distributions. Since the 12b-1 fees for Class A shares are lower than for Class B shares, converting to Class A shares lowers your Fund expenses.

     When we do the conversion, you will get fewer Class A shares than the number of converted Class B shares if the price of the Class A shares is higher than the price of Class B shares. The total dollar value will be the same, so you will not have lost any money by getting fewer Class A shares. We do the conversions quarterly, not on the anniversary date of your purchase. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Class B Shares."

STEP 3: UNDERSTANDING THE PRICE YOU'LL PAY

The price you pay for each share of the Fund is based on the share value. The share value of a mutual fund--known as the net ASSET VALUE or NAV--is determined by a simple calculation: it's the total value of the Fund (assets minus liabilities) divided by the total number of shares outstanding. For example, if the value of the investments held by Fund XYZ (minus its liabilities) is $1,000 and there are 100 shares of Fund XYZ owned by shareholders, the

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price of one share of the fund--or the NAV--is $10 ($1,000 divided by 100).
Portfolio securities are valued based upon market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Board. Most national newspapers report the NAVs of most mutual funds, which allows investors to check the price of mutual funds daily.

     We determine the NAV of our shares once each business day at 4:15 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading. The NYSE is closed on most national holidays and Good Friday. Because the Fund may invest in foreign securities, its NAV may change on days when you cannot buy or sell Fund shares. We do not determine the NAV on days when we have not received any orders to purchase, sell or exchange the Fund's shares, or when changes in the value of the Fund's portfolio do not materially affect the NAV.

--------------------------------------------------------------------------------
MUTUAL FUND SHARES

The NAV of mutual fund shares changes every day because the value of a fund's portfolio changes constantly. For example, if Fund XYZ holds ACME Corp. bonds in its portfolio and the price of ACME Corp. bonds goes up while the value of the fund's other holdings remains the same and expenses don't change, the NAV of Fund XYZ will increase.
--------------------------------------------------------------------------------

WHAT PRICE WILL YOU PAY FOR SHARES OF THE FUND?

For Class A and Class C shares, you'll pay the public offering price, which is the NAV next determined after we receive your order to purchase, plus an initial sales charge (unless you're entitled to a waiver). For Class B and Class Z shares, you will pay the NAV next determined after we receive your order to purchase (remember, there are no up-front sales charges for these share classes). Your broker may charge you a separate or additional fee for purchases of shares.

STEP 4: ADDITIONAL SHAREHOLDER SERVICES

As a Fund shareholder, you can take advantage of the following services and privileges:

AUTOMATIC REINVESTMENT. As we explained in the "Fund Distributions and Tax Issues" section, the Fund pays out--or distributes--its net investment income and capital gains to all shareholders. For your convenience, we will automatically reinvest your distributions in the Fund at NAV, without any sales

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charge. If you want your distributions paid in cash, you can indicate this preference on your application, notify your broker or notify the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends.

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: ACCOUNT MAINTENANCE
P.O. BOX 8159
PHILADELPHIA, PA 19101-8179

AUTOMATIC INVESTMENT PLAN. You can make regular purchases of the Fund for as little as $50 by having the money automatically withdrawn from your bank or brokerage account at specified intervals.

RETIREMENT PLAN SERVICES. Prudential offers a wide variety of retirement plans for individuals and institutions, including large and small businesses. For information on IRAs, including Roth IRAs or SEP-IRAs for a one-person business, please contact your financial adviser. If you are interested in opening a 401(k) or other company-sponsored retirement plan (SIMPLEs, SEP plans, Keoghs, 403(b) plans, pension and profit-sharing plans), your financial adviser will help you determine which retirement plan best meets your needs. Complete instructions about how to establish and maintain your plan and how to open accounts for you and your employees will be included in the retirement plan kit you receive in the mail.

THE PRUTECTOR PROGRAM. Optional group term life insurance--which protects the value of your Prudential mutual fund investment for your beneficiaries against market declines--is available to investors who purchase their shares through Prudential. Eligible investors who apply for PruTector coverage after the initial 6-month enrollment period will need to provide satisfactory evidence of insurability. This insurance is subject to other restrictions and is not available in all states.

SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available that will provide you with monthly, quarterly, semi-annual or annual redemption checks. Remember, the sale of Class B and Class C shares may be subject to a CDSC.

REPORTS TO SHAREHOLDERS. Every year we will send you an annual report (along with an updated prospectus) and a semi-annual report, which contain

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important financial information about the Fund. To reduce Fund expenses, we will send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct us or your broker otherwise.

HOW TO SELL YOUR SHARES

You can sell your shares of the Fund for cash (in the form of a check) at any time, subject to certain restrictions.

     When you sell shares of the Fund--also known as redeeming your shares--the price you will receive will be the NAV next determined after the Transfer Agent, the Distributor or your broker receives your order to sell (less any applicable
CDSC). If your broker holds your shares, your broker must receive your order to sell by 4:15 p.m., New York time, to process the sale on that day. Otherwise, contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: REDEMPTION SERVICES
P.O. BOX 8149
PHILADELPHIA, PA 19101-8179

     Generally, we will pay you for the shares that you sell within seven days after the Transfer Agent, the Distributor or your broker receives your sell order. If you hold shares through a broker, payment will be credited to your account. If you are selling shares you recently purchased with a check, we may delay sending you the proceeds until your check clears, which can take up to 10 days from the purchase date. You can avoid delay if you purchase by wire, certified check or cashier's check. Your broker may charge you a separate or additional fee for sales of shares.

RESTRICTIONS ON SALES

There are certain times when you may not be able to sell shares of the Fund, or when we may delay paying you the proceeds from a sale. As permitted by the Securities and Exchange Commission, this may happen only during unusual market conditions or emergencies when the Fund can't determine the value of its assets or sell its holdings. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares."

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     If you are selling more than $100,000 of shares, if you want the redemption proceeds payable to or sent to someone or some place that is not in our records, or you are a business or a trust and if you hold your shares directly with the Transfer Agent, you will need to have the signature on your sell order signature guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker-dealer or credit union. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares--Signature Guarantee."

CONTINGENT DEFERRED SALES CHARGE (CDSC)

If you sell Class B shares within six years of purchase or Class C shares within 18 months of purchase you will have to pay a CDSC. To keep the CDSC as low as possible, we will sell amounts representing shares in the following order:

     o Amounts representing shares you purchased with reinvested dividends and distributions

     o Amounts representing the increase in NAV above the total amount of payments for shares made during the past six years for Class B shares and 18 months for Class C shares

     o Amounts representing the cost of shares held beyond the CDSC period (six years for Class B shares and 18 months for Class C shares).

     Since shares that fall into any of the categories listed above are not subject to the CDSC, selling them first helps you to avoid--or at least minimize--the CDSC.

     Having sold the exempt shares first, if there are any remaining shares that are subject to the CDSC, we will apply the CDSC to amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

     As we noted before in the "Share Class Comparison" chart, the CDSC for Class B shares is 5% in the first year, 4% in the second, 3% in the third, 2% in the fourth, and 1% in the fifth and sixth years. The rate decreases on the first day of the month following the anniversary date of your purchase, not on the anniversary date itself. The CDSC is 1% for Class C shares--which is applied to shares sold within 18 months of purchase. For both Class B and Class C shares, the CDSC is calculated based on the lesser of the original purchase price or the redemption proceeds. For purposes of determining how long you've held your shares, all purchases during the month are grouped together and considered to have been made on the last day of the month.

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     The holding period for purposes of determining the applicable CDSC will be calculated from the first day of the month after purchase, excluding any time shares were held in a money market fund.

WAIVER OF THE CDSC--CLASS B SHARES

The CDSC will be waived if the Class B shares are sold:

     o After a shareholder is deceased or disabled (or, in the case of a trust account, the death or disability of the grantor). This waiver applies to individual shareholders, as well as shares held in joint tenancy, provided the shares were purchased before the death or disability

     o To provide for certain distributions--made without IRS penalty--from a qualified or tax-deferred retirement plan, IRA or Section 403(b) custodial account

     o    On certain sales effected through the Systematic Withdrawal Plan.

     For more information on the above and other waivers, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Contingent Deferred Sales Charge--Waiver of Contingent Deferred Sales Charge--Class B Shares."

WAIVER OF THE CDSC--CLASS C SHARES

BENEFIT PLANS. The CDSC will be waived for redemptions by certain group retirement plans for which Prudential or brokers not affiliated with Prudential provide administrative or recordkeeping services. The CDSC also will be waived for certain redemptions by benefit plans sponsored by Prudential and its affiliates. For more information, call Prudential at (800) 353-2847.

REDEMPTION IN KIND

If the sales of Fund shares you make during any 90-day period reach the lesser of $250,000 or 1% of the value of the Fund's net assets, we can then give you securities from the Fund's portfolio instead of cash. If you want to sell the securities for cash, you would have to pay the costs charged by a broker.

SMALL ACCOUNTS

If you make a sale that reduces your account value to less than $500, we may sell the rest of your shares (without charging any CDSC) and close your account. We would do this to minimize the Fund's expenses paid by other shareholders. We will give you 60 days' notice, during which time you can

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purchase additional shares to avoid this action. This involuntary sale does not apply to shareholders who own their shares as part of a 401(k) plan, an IRA or some other qualified or tax-deferred plan or account.

90-DAY REPURCHASE PRIVILEGE

After you redeem your shares, you have a 90-day period during which you may reinvest back into your account any of the redemption proceeds in shares of the same Fund without paying an initial sales charge. Also, if you paid a CDSC when you redeemed your shares, we will credit your account with the appropriate number of shares to reflect the amount of the CDSC you paid on that reinvested portion of your redemption proceeds. In order to take advantage of this one-time privilege, you must notify the Transfer Agent or your broker at the time of the repurchase. See the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares."

RETIREMENT PLANS

To sell shares and receive a distribution from your retirement account, call your broker or the Transfer Agent for a distribution request form. There are special distribution and income tax withholding requirements for distributions from retirement plans and you must submit a withholding form with your request to avoid delay. If your retirement plan account is held for you by your employer or plan trustee, you must arrange for the distribution request to be signed and sent by the plan administrator or trustee. For additional information, see the SAI.

HOW TO EXCHANGE YOUR SHARES

You can exchange your shares of the Fund for shares of the same class in certain other Prudential mutual funds--including certain money market funds--if you satisfy the minimum investment requirements. For example, you can exchange Class A shares of the Fund for Class A shares of another Prudential mutual fund, but you can't exchange Class A shares for Class B, Class C or Class Z shares. Class B and Class C shares may not be exchanged into money market funds other than Special Money Market Fund, Inc. After an exchange, at redemption the CDSC will be calculated from the first day of the month after initial purchase, excluding any time shares were held in a money market fund. We may change the terms of the exchange privilege after giving you 60 days' notice.

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     If you hold shares through a broker, you must exchange shares through your broker. Otherwise contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: EXCHANGE PROCESSING
P.O. BOX 8157
PHILADELPHIA, PA 19101-8179


     There is no sales charge for exchanges. If, however, you exchange--and then sell--Class B shares within approximately six years of your original purchase or Class C shares within 18 months of your original purchase, you must still pay the applicable CDSC. If you have exchanged Class B or Class C shares into a money market fund, the time you hold the shares in the money market account will not be counted in calculating the required holding periods for CDSC liability.

     Remember, as we explained in the section entitled "Fund Distributions and Tax Issues--If You Sell or Exchange Your Shares," exchanging shares is considered a sale for tax purposes. Therefore, if the shares you exchange are worth more than you paid for them, you may have to pay capital gains tax. For additional information about exchanging shares, see the SAI, "Shareholder Investment Account--Exchange Privilege."

     If you own Class B or Class C shares and qualify to purchase Class A shares without paying an initial sales charge, we will automatically exchange your Class B or Class C shares that are not subject to a CDSC for Class A shares. We make such exchanges on a quarterly basis if you qualify for this exchange privilege. We have obtained a legal opinion that this exchange is not a "taxable event" for federal income tax purposes. This opinion is not binding on the IRS.

FREQUENT TRADING

Frequent trading of Fund shares in response to short-term fluctuations in the market--also known as "market timing"--may make it very difficult to manage the Fund's investments. When market timing occurs, the Fund may have to sell portfolio securities to have the cash necessary to redeem the market timer's shares. This can happen at a time when it is not advantageous to sell any securities, so the Fund's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because we cannot predict how much cash the Fund will have to invest. When, in our opinion, such activity would have a disruptive

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effect on portfolio management, the Fund reserves the right to refuse purchase orders and exchanges into the Fund by any person, group or commonly controlled account. The decision may be based upon dollar amount, volume and frequency of trading. The Fund will notify a market timer of rejection of an exchange or purchase order. If the Fund allows a market timer to trade Fund shares, it may require the market timer to enter into a written agreement to follow certain procedures and limitations.

TELEPHONE REDEMPTIONS OR EXCHANGES

You may redeem or exchange your shares in any amount by calling the Fund at
(800) 225-1852. In order to redeem or exchange your shares by telephone, you must call the Fund before 4:15 p.m., New York time. You will receive a redemption or exchange amount based on that day's NAV.

     The Fund's Transfer Agent will record your telephone instructions and request specific account information before redeeming or exchanging shares. The Fund will not be liable if it follows instructions that it reasonably believes are made by the shareholder. If the Fund does not follow reasonable procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions.

     In the event of drastic economic or market changes, you may have difficulty in redeeming or exchanging your shares by telephone. If this occurs, you should consider redeeming or exchanging your shares by mail or through your broker.

     The telephone redemption and exchange privileges may be modified or terminated at any time. If this occurs, you will receive a written notice from the Fund.

EXPEDITED REDEMPTION PRIVILEGE

If you have selected the Expedited Redemption Privilege, you may have your redemption proceeds sent directly to your bank account. Expedited redemption requests may be made by telephone or letter, must be received by the Fund prior to 4:15 p.m., New York time, to receive a redemption amount based on that day's NAV and are subject to the terms and conditions regarding the redemption of shares. For more information, see "Purchase, Redemption and Pricing of Fund Shares--Expedited Redemption of Privilege" in the SAI. The Expedited Redemption Privilege may be modified or terminated at any time without notice.

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FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights will help you evaluate the Fund's financial performance. The TOTAL RETURN in each chart represents the rate that a shareholder earned on an investment in that share class of the Fund, assuming reinvestment of all dividends and other distributions. The information is for each share class for the periods indicated.

     Review each chart with the financial statements and the report of independent accountants, which appear in the annual report, which is available upon request. Additional performance information for each share class is contained in the annual report, which you can receive at no charge.

CLASS A SHARES

The financial highlights were audited by PricewaterhouseCoopers LLP, independent accountants, whose reports were unqualified.

-----------------------------------------------------------------------------
CLASS A SHARES (FISCAL YEARS ENDED 3-31)
PER SHARE OPERATING PERFORMANCE                2001        2000       1991(1)
-----------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD          $8.21       $8.91       $10.00
INCOME FROM INVESTMENT OPERATIONS
Net investment income                           .75        .85(3)       .79(3)
Net realized and unrealized loss
 on investments                              (1.24)       (.70)       (1.08)
TOTAL FROM INVESTMENT OPERATIONS              (.49)         .15        (.29)
-----------------------------------------------------------------------------
LESS DISTRIBUTIONS
Dividends from net investment income          (.74)       (.85)        (.79)
Distributions in excess of net
 investment income                               --          --        (.01)
TOTAL DISTRIBUTIONS                           (.74)       (.85)        (.80)
NET ASSET VALUE, END OF PERIOD                $6.98       $8.21        $8.91
TOTAL RETURN(2)                             (5.98)%       1.38%      (2.97)%

-----------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA                       2001        2000       1999(1)
-----------------------------------------------------------------------------
NET ASSETS, END OF PERIOD (000)             $19,956     $23,137      $37,558
 Average net assets (000)                   $20,875     $32,154      $35,147
RATIOS TO AVERAGE NET ASSETS
 Expenses, including distribution
  and service (12b-1) fees                    1.30%    1.18%(3)   1.06%(3,4)
 Expenses, excluding distribution
  and service (12b-1) fees                    1.05%     .93%(3)    .89%(3,4)
 Net investment income                        9.85%    9.84%(3)   9.52%(3,4)
 For Class A, B, C and Z shares
 Portfolio turnover                            242%        101%          97%
----------------------------------------------------------------------------

1 FOR THE PERIOD FROM MAY 5, 1998 (WHEN CLASS A SHARES WERE FIRST OFFERED) THROUGH MARCH 31, 1999.

2 TOTAL RETURN DOES NOT CONSIDER THE EFFECTS OF SALES LOADS. TOTAL RETURN IS CALCULATED ASSUMING A PURCHASE OF SHARES ON THE FIRST DAY AND A SALE ON THE LAST DAY OF EACH PERIOD REPORTED AND INCLUDES REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS. TOTAL RETURNS FOR PERIODS OF LESS THAN A FULL YEAR ARE NOT ANNUALIZED.

3  NET OF MANAGEMENT FEE WAIVER.

4  ANNUALIZED.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

CLASS B SHARES

The financial highlights were audited by PricewaterhouseCoopers LLP, independent accountants, whose reports were unqualified.

-----------------------------------------------------------------------------
CLASS B SHARES (FISCAL YEARS ENDED 3-31)
PER SHARE OPERATING PERFORMANCE                2001        2000       1991(1)
-----------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD          $8.21       $8.91       $10.00
INCOME FROM INVESTMENT OPERATIONS
Net investment income                           .71        .80(3)       .74(3)
Net realized and unrealized loss
 on investments                              (1.24)       (.70)       (1.08)
TOTAL FROM INVESTMENT OPERATIONS              (.53)         .10        (.34)
-----------------------------------------------------------------------------
LESS DISTRIBUTIONS
Dividends from net investment income          (.70)       (.80)        (.74)
Distributions in excess of net
 investment income                               --          --        (.01)
TOTAL DISTRIBUTIONS                           (.70)       (.80)        (.75)
NET ASSET VALUE, END OF PERIOD                $6.98       $8.21        $8.91
TOTAL RETURN(2)                             (6.45)%        .88%      (3.45)%
-----------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA                       2001        2000       1999(1)
-----------------------------------------------------------------------------
NET ASSETS, END OF PERIOD (000)             $58,619     $82,438      $97,454
 Average net assets (000)                   $68,808     $93,280      $92,201
RATIOS TO AVERAGE NET ASSETS(3)
 Expenses, including distribution
  and service (12b-1) fees                    1.80%     1.68%(3)   1.64%(3,4)
 Expenses, excluding distribution
  and service (12b-1) fees                    1.05%     .93%(3)    .89%(3,4)
 Net investment income                        9.32%    9.35%(3)   8.97%(3,4)
-----------------------------------------------------------------------------

1 FOR THE PERIOD FROM MAY 5, 1998 (WHEN CLASS B SHARES WERE FIRST OFFERED) THROUGH MARCH 31, 1999.

2 TOTAL RETURN DOES NOT CONSIDER THE EFFECTS OF SALES LOADS. TOTAL RETURN IS CALCULATED ASSUMING A PURCHASE OF SHARES ON THE FIRST DAY AND A SALE ON THE LAST DAY OF EACH PERIOD REPORTED AND INCLUDES REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS. TOTAL RETURNS FOR PERIODS OF LESS THAN A FULL YEAR ARE NOT ANNUALIZED.

3    NET OF MANAGEMENT FEE WAIVER.

4    ANNUALIZED.

--------------------------------------------------------------------------------

40     Prudential High Yield Total Return Fund, Inc.         (800) 225-1852

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

CLASS C SHARES

The financial highlights were audited by PricewaterhouseCoopers LLP, independent accountants, whose reports were unqualified.

----------------------------------------------------------------------------
CLASS C SHARES (FISCAL YEARS ENDED 3-31)
PER SHARE OPERATING PERFORMANCE               2001         2000       1999(1)
----------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD         $8.21        $8.91       $10.00
INCOME FROM INVESTMENT OPERATIONS
Net investment income                          .71       .80(3)         .74(3)
Net realized and unrealized loss
  on investments                            (1.24)        (.70)       (1.08)
TOTAL FROM INVESTMENT OPERATIONS             (.53)          .10        (.34)
----------------------------------------------------------------------------
LESS DISTRIBUTIONS
Dividends from net investment income         (.70)        (.80)        (.74)
Distributions in excess of net
  investment income                             --           --        (.01)
TOTAL DISTRIBUTIONS                          (.70)        (.80)        (.75)
NET ASSET VALUE, END OF PERIOD               $6.98        $8.21        $8.91
TOTAL RETURN(2)                            (6.45)%         .88%      (3.45)%
----------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA                      2001         2000      1999(1)
----------------------------------------------------------------------------
NET ASSETS, END OF PERIOD (000)            $11,067      $13,618      $19,249
  Average net assets (000)                 $11,963      $16,567      $18,089
RATIOS TO AVERAGE NET ASSETS
  Expenses, including distribution
    and service (12b-1) fees                 1.80%     1.68%(3)   1.64%(3,4)
  Expenses, excluding distribution
    and service (12b-1) fees                 1.05%      .93%(3)    .89%(3,4)
  Net investment income                      9.34%     9.35%(3)   8.96%(3,4)
----------------------------------------------------------------------------

1 For the period from May 5, 1998 (when Class C shares were first offered) through March 31, 1999.

2 Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

3    Net of management fee waiver.

4    Annualized.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

CLASS Z SHARES

The financial highlights were audited by PricewaterhouseCoopers LLP, independent accountants, whose reports were unqualified.

----------------------------------------------------------------------------
CLASS Z SHARES (FISCAL YEARS ENDED 3/31)
PER SHARE OPERATING PERFORMANCE                2001        2000       1999(1)
----------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD          $8.21       $8.91       $10.00
INCOME FROM INVESTMENT OPERATIONS
Net investment income                           .77      .87(3)       .80(3)
Net realized and unrealized loss
  on investments                             (1.21)       (.70)       (1.08)
TOTAL FROM INVESTMENT OPERATIONS              (.44)         .17        (.28)
----------------------------------------------------------------------------
LESS DISTRIBUTIONS
Dividends from net investment income          (.76)       (.87)        (.80)
Distributions in excess of net
  investment income                              --          --        (.01)
TOTAL DISTRIBUTIONS                           (.76)       (.87)        (.81)
NET ASSET VALUE, END OF PERIOD                $7.01       $8.21        $8.91
TOTAL RETURN(2)                             (5.35)%       1.63%      (2.82)%
----------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA                       2001        2000       1999(1)
----------------------------------------------------------------------------
NET ASSETS, END OF PERIOD (000)              $3,530      $1,683       $2,113
  Average net assets (000)                   $1,589      $1,919       $2,060
RATIOS TO AVERAGE NET ASSETS
  Expenses, including distribution
    and service (12b-1) fees                  1.05%     .93%(3)    .89%(3,4)
  Expenses, excluding distribution
    and service (12b-1) fees                  1.05%     .93%(3)   .89%%(3,4)
  Net investment income                      10.31%   10.08%(3)  9.90%%(3,4)
----------------------------------------------------------------------------

1 For the period from May 5, 1998 (when Class Z shares were first offered) through March 31, 1999.

2 Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distribution. Total returns for periods of less than a full year are not annualized.

3    Net of management fee waiver.

4    Annualized.

--------------------------------------------------------------------------------
42     Prudential High Yield Total Return Fund, Inc.     (800) 225-1852

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                                                                              43

The Prudential Mutual Fund Family

Prudential offers a broad range of mutual funds designed to meet your individual needs. For information about these funds, contact your financial professional or call us at (800) 225-1852. Read the prospectus carefully before you invest or send money.

STOCK FUNDS
Large Capitalization Stock Funds
Prudential 20/20 Focus Fund
Prudential Equity Fund, Inc.
Prudential Stock Index Fund
Prudential Tax-Managed Funds
  PRUDENTIAL TAX-MANAGED EQUITY FUND
Prudential Value Fund
Target Funds
   LARGE CAPITALIZATION GROWTH FUND
   LARGE CAPITALIZATION VALUE FUND
The Prudential Investment Portfolios, Inc.
   PRUDENTIAL JENNISON GROWTH FUND

Small- to Mid-Capitalization Stock Funds
Nicholas-Applegate Fund, Inc.
   NICHOLAS-APPLEGATE GROWTH EQUITY FUND
Prudential Small Company Fund, Inc.
Prudential Tax-Managed Small-Cap Fund, Inc.
Prudential U.S. Emerging Growth
   Fund, Inc.
Target Funds
   SMALL CAPITALIZATION GROWTH FUND
   SMALL CAPITALIZATION VALUE FUND

The Prudential Investment Portfolios, Inc.
   PRUDENTIAL JENNISON EQUITY
      OPPORTUNITY FUND

Sector Stock Funds
Prudential Natural Resources Fund, Inc.
Prudential Real Estate Securities Fund
Prudential Sector Funds, Inc.
   PRUDENTIAL FINANCIAL SERVICES FUND
   PRUDENTIAL HEALTH SERVICES FUND
   PRUDENTIAL TECHNOLOGY FUND
   PRUDENTIAL UTILITY FUND

Global International Stock Funds
Global Utility Fund, Inc.
Prudential Europe Growth Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
   PRUDENTIAL GLOBAL GROWTH FUND
   PRUDENTIAL INTERNATIONAL VALUE FUND
   PRUDENTIAL JENNISON INTERNATIONAL
      GROWTH FUND

Target Funds
   INTERNATIONAL EQUITY FUND

Strategic Partners Series
Strategic Partners Focused Growth Fund
Strategic Partners New Era Growth Fund

Balanced/Allocation Funds
Prudential Diversified Funds
   CONSERVATIVE GROWTH FUND
   MODERATE GROWTH FUND
   HIGH GROWTH FUND
The Prudential Investment Portfolios, Inc.
   PRUDENTIAL ACTIVE BALANCED FUND

--------------------------------------------------------------------------------
44     Prudential High Yield Total Return Fund, Inc.     (800) 225-1852

BOND FUNDS
Taxable Bond Funds
Prudential Government Income
   Fund, Inc.
Prudential High Yield Fund, Inc.
Prudential High Yield Total Return
   Fund, Inc.
Prudential Short-Term Corporate Bond Fund, Inc.
   INCOME PORTFOLIO
 Prudential Total Return Bond Fund, Inc.
 Target Funds
   TOTAL RETURN BOND FUND

Tax-Free Bond Funds
 Prudential California Municipal Fund
   CALIFORNIA SERIES
   CALIFORNIA INCOME SERIES
 Prudential Municipal Bond Fund
   HIGH INCOME SERIES
   INSURED SERIES
 Prudential Municipal Series Fund
   FLORIDA SERIES
   NEW JERSEY SERIES
   NEW YORK SERIES
   PENNSYLVANIA SERIES
 Prudential National Municipals
   Fund, Inc.

Global/International Bond Funds
Prudential Global Total Return Fund, Inc.

MONEY MARKET FUNDS
Taxable Money Market Funds
Cash Accumulation Trust
   LIQUID ASSETS FUND
   NATIONAL MONEY MARKET FUND
Prudential Government Securities Trust
   MONEY MARKET SERIES
   U.S. TREASURY MONEY MARKET SERIES
Prudential Institutional Liquidity
   Portfolio, Inc.
   INSTITUTIONAL MONEY MARKET SERIES
Prudential MoneyMart Assets, Inc.
Prudential Special Money Market
   Fund, Inc.
   MONEY MARKET SERIES

Tax-Free Money Market Funds
Prudential California Municipal Fund
   CALIFORNIA MONEY MARKET SERIES
Prudential Municipal Series Fund
   NEW JERSEY MONEY MARKET SERIES
   NEW YORK MONEY MARKET SERIES
Prudential Tax-Free Money Fund, Inc.

Other Money Market Funds
 COMMAND Government Fund
 COMMAND Money Fund
 COMMAND Tax-Free Fund


                                                                             45

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--------------------------------------------------------------------------------
46     Prudential High Yield Total Return Fund, Inc.     (800) 225-1852

                                      Notes
                                      -----

                                      Notes
                                      -----


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       Prudential High Yield Total Return Fund, Inc.     (800) 225-1852

                                      Notes
                                      -----

                                      Notes
                                      -----













--------------------------------------------------------------------------------
       Prudential High Yield Total Return Fund, Inc.     (800) 225-1852

                                      Notes
                                      -----

                                      Notes
                                      -----









--------------------------------------------------------------------------------
       Prudential High Yield Total Return Fund, Inc.     (800) 225-1852

Appendix A



                         DESCRIPTION OF SECURITY RATINGS

MOODY'S INVESTORS SERVICE
Bond Ratings

     Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa Group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or the fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities.

     A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

     Baa: Bonds which are rated Baa are to be considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and prinicpal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa to B. The modifier 1 indicates that the company ranks in the higher end of its generic rating category; the modifier 2 indicates a

Appendix A


mid-range ranking; and the modifier 3 indicates that the company ranks in the lower end of its generic rating category. Bonds rated within the Aa, A, Baa, Ba, and B categories that Moody's believes possess the strongest credit attributes within those categories are designated by the symbols Aa1, A1, Baa1, Ba1 and B1.

     Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     C: Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Short-Term Debt Ratings

Moody's short-term debt ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted.

     PRIME-1: Issuers rated Prime-1 or P-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

     o  Leading market positions in well-established industries.

     o  High rates of return on funds employed.

     o Conservative capitalization structure with moderate reliance on debt and ample asset protection.

     o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     o Well-established access to a range of financial markets and assured sources of alternate liquidity.

     PRIME-2: Issuers rated Prime-2 or P-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This normally will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     PRIME-3: Issuers rated Prime-3 or P-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations.




A-2  Prudential High Yield Total Return Fund, Inc.                (800) 225-1852

Appendix A


STANDARD & POOR'S RATINGS GROUP
Debt Ratings

     AAA: An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to pay interest and repay principal is extremely strong.

     AA: An obligation rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated obligations only in small degree.

     A: An obligation rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories.

     BBB: Debt rate BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

     Debt rated BB, B, CCC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

     BB: Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions that could lead to inadequate capacity to meet timely interest and principal payment. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

     B: Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest or repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

     CCC: Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the

Appendix A



capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

     CC: The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

     C: The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.

     CI: The rating CI is reserved for income bonds on which no interest is being paid.

     D: Debt rated D is in payment default. This rating is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

Commercial Paper Ratings

An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

     A-1: This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

     A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

     A-3: Issues with the A-3 designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

DUFF & PHELPS CREDIT RATING CO.

Long-Term Debt and Preferred Stock Ratings

     AAA: Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

     AA: High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

     A: Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

     BBB: Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.


A-4  Prudential High Yield Total Return Fund, Inc.                (800) 225-1852

Appendix A




     BB: Below investment-grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

     B: Below investment-grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in the rating within this category or into a higher or lower rating grade.

     Duff & Phelps refines each generic rating classification from AA through B with a "+" or a "-".

     CCC: Well below investment-grade securities. Considerable uncertainty exists as to timely payment of principal, interest or preferred dividends. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, or with unfavorable company developments.

SHORT-TERM DEBT RATINGS

     Duff 1+: Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternate sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

     Duff 1: Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

     Duff 1-: High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

     Duff 2: Good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

                                     Notes
                                     -----

                                     Notes
                                     -----


     Prudential High Yield Total Return Fund, Inc.                (800) 225-1852

                                     Notes
                                     -----

FOR MORE INFORMATION
--------------------------------------------------------------------------------

Please read this prospectus before you invest in the Fund and keep it for future reference. For information or shareholder questions contact

PRUDENTIAL MUTUAL FUND SERVICES LLC
P.O. BOX 8098
PHILADELPHIA, PA 19101-8179
(800) 225-1852
(732) 482-7555 (Calling from outside the U.S.)

--------------------------------------------------------------------------------
Outside Brokers should contact

PRUDENTIAL INVESTMENT MANAGEMENT
 SERVICES LLC
P.O. BOX 8310
PHILADELPHIA, PA 19101
(800) 778-8769

--------------------------------------------------------------------------------
Visit Prudential's website at

HTTP://WWW.PRUDENTIAL.COM

--------------------------------------------------------------------------------
Additional information about the Fund can be obtained without charge and can be found in the following documents

STATEMENT OF ADDITIONAL INFORMATION (SAI)

(incorporated by reference into this prospectus)

ANNUAL REPORT

(contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during the last fiscal year)

SEMI-ANNUAL REPORT

--------------------------------------------------------------------------------

You can also obtain copies of Fund documents from the Securities and Exchange Commission as follows

BY MAIL

Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

BY ELECTRONIC REQUEST

publicinfo@sec.gov
(The SEC charges a fee to copy documents.)

IN PERSON

Public Reference Room in Washington, DC
(For hours of operation, call 1-202-942-8090)

VIA THE INTERNET

on the EDGAR Database at
http://www.sec.gov

--------------------------------------------------------------------------------

CUSIP Numbers                     NASDAQ Symbols

Class A Shares -- 74437D-10-9     PYRAX

Class B shares -- 74437D-20-8     PYRBX

Class C Shares -- 74437D-30-7     PHYCX

Class Z Shares -- 74437D-40-6     PRTRZ

Investment Company Act File No. 811-08101

MF181A
[LOGO] Printed on Recycled Paper

--------------------------------------------------------------------------------

            YOUR FINANCIAL SECURITY, YOUR SATISFACTION & YOUR PRIVACY

ACCESSING INFORMATION

     Access to customer information is authorized for Prudential business purposes only. Employees who have access to customer information are required to protect it and keep it confidential.

COLLECTING INFORMATION TO CONDUCT BUSINESS

     Prudential collects information about you to help us serve your financial needs, provide customer service, offer new products or services, and fulfill legal and regulatory requirements. The type of information that Prudential collects varies according to the products or services you request, and may include:

     o information included on your application and related forms (such as name, address, Social Security number, assets and income);

     o information about your relationships with us (such as products or services purchased, account balances and payment history);

     o information from your employer, benefit plan sponsor, or association for any Prudential group product you may have (such as name, address, Social Security number, age and marital status);

     o information from consumer reporting agencies (such as credit relationships and history);

     o information from other non-Prudential sources (such as motor vehicle reports, medical information, and demographic information); and

     o information from visitors to Prudential websites (such as that provided through online forms, site visitorship data and online information collecting devices known as "cookies").

SECURITY STANDARDS

     We continue to assess new technology to provide additional protection of your personal information. We safeguard customer information in accordance with federal standards and established security procedures. Measures we take include implementation of physical, electronic and procedural safeguards.

SHARING INFORMATION WITHIN PRUDENTIAL

     We may disclose the previously described information about our customers and former customers to other Prudential businesses, such as our securities broker-dealers, our insurance companies and agencies, our banks and our real estate brokerage franchise company. We may share information to:

     o    provide customer service or account maintenance; or

     o    tell you about other products or services offered by Prudential.

SHARING INFORMATION IN OTHER CIRCUMSTANCES

     In compliance with federal and state laws, we may disclose some or all of the information we collect about our customers and former customers, as described above, to non-Prudential businesses, such as:

     o companies that perform services for us or on our behalf (such as responding to customer requests, providing you with information about our products, or maintaining or developing software); or

     o financial services companies (such as banks, insurance companies, securities brokers or dealers) and non-financial companies (such as real estate brokers or financial publications) with whom we have marketing agreements.

     We will not share medical information or motor vehicle reports for marketing purposes.

     Many employers or other plan sponsors restrict the information that can be shared about their employees or members. In our business with institutions, we always honor these restrictions. If you have a relationship with Prudential as a result of products or services provided through an employer or other plan sponsor, we will abide by the specific privacy rules imposed by that organization.

     We may also disclose information to non-affiliated parties as allowed by law, such as in responding to a subpoena, preventing fraud, or complying with an inquiry by a government agency or regulator.

IT'S YOUR CHOICE

     Our customers periodically receive information about products and services available from the Prudential family of companies, as well as from select business partners, including financial services and non-financial services companies with whom we have marketing agreements. Many of our customers appreciate receiving this information. However, if you do not want us to share your information for these purposes or communicate offers to you -- either by phone or mail -- please complete the attached form and return it to us.

     If there are multiple owners of an account, any one of them may request on behalf of any or all of the others that their information not be disclosed and their names be removed from our phone or mailing lists.

     While you may receive more than one copy of this notice, if you choose to limit the sharing of your information, you only need to inform us of your choice once. Unless you modify this decision, we will continue to honor it.

                             NOT PART OF PROSPECTUS

THIS NOTICE IS BEING PROVIDED ON BEHALF OF THE FOLLOWING PRUDENTIAL AFFILIATES:

Prudential Insurance Company of America, The
Prudential Property and Casualty Insurance Company
Prudential Securities Incorporated
Prudential Investment Corporation, The
Prudential Bank and Trust Company, The
Prudential 20/20 Focus Fund
Prudential California Municipal Fund
Prudential Commercial Insurance Company
Prudential Commercial Insurance Company of New
  Jersey, The
Prudential Direct Insurance Agency of Texas, Inc.
Prudential Direct Insurance Agency of Alabama, Inc.
Prudential Direct Insurance Agency of
  Massachusetts, Inc.
Prudential Direct Insurance Agency of New
  Mexico, Inc.
Prudential Direct Insurance Agency of Ohio, Inc.
Prudential Direct Insurance Agency of Wyoming, Inc.
Prudential Direct, Inc.
Prudential Diversified Funds
Prudential Equity Fund, Inc.
Prudential Equity Investors, Inc.
Prudential Europe Growth Fund, Inc.
Prudential General Agency of Ohio, Inc.
Prudential General Insurance Agency of Florida, Inc.
Prudential General Insurance Agency of
  Kentucky, Inc.
Prudential General Insurance Agency of
  Massachusetts, Inc.
Prudential General Insurance Agency of
  Mississippi, Inc.
Prudential General Insurance Agency of Nevada, Inc.
Prudential General Insurance Agency of New
  Mexico, Inc.
Prudential General Insurance Agency of Texas, Inc.
Prudential General Insurance Agency of
  Wyoming, Inc.
Prudential General Insurance Company
Prudential General Insurance Company of
  New Jersey, The
Prudential Global Total Return Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
Prudential High Yield Fund, Inc.
Prudential High Yield Total Return Fund, Inc.
Prudential Index Series Fund
Prudential Institutional Liquidity Portfolio, Inc.
Prudential Insurance Brokerage, Inc.
Prudential International Bond Fund, Inc.
Prudential Investment Management Services LLC
Prudential Investment Portfolios, Inc., The
Prudential Investments Fund Management LLC
Prudential MoneyMart Assets, Inc.
Prudential Municipal Bond Fund
Prudential Municipal Series Fund
Prudential National Municipal Funds, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential Property and Casualty Insurance Company
  of New Jersey, The
Prudential Property and Casualty New Jersey
  Insurance Brokerage, Inc., The
Prudential Real Estate Securities Fund
Prudential Savings Bank, F.S.B., The
Prudential Sector Funds, Inc.
Prudential Select Life Insurance Company of
  America
Prudential Series Fund, Inc., The
Prudential Short-Term Corporate Bond Fund, Inc.
Prudential Small Company Fund, Inc.
Prudential Special Money Market Fund, Inc.
Prudential Tax-Free Money Fund, Inc.
Prudential Tax-Managed Funds
Prudential Tax-Managed Small-Cap Fund, Inc.
Prudential Total Return Bond Fund, Inc.
Prudential Trust Company
Prudential U.S. Emerging Growth Fund, Inc.
Prudential Value Fund
Prudential World Fund, Inc.
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey
Pruco Securities Corporation
Asia Pacific Fund, Inc., The
Bache Insurance Agency Incorporated
Bache Insurance Agency of Alabama, Inc.
Bache Insurance Agency of Oklahoma, Inc.
Bache Insurance Agency of Texas, Inc.
Cash Accumulation Trust
COMMAND Government Fund
COMMAND Money Fund
COMMAND Tax-Free Fund
Duff & Phelps Utilities Tax-Free Income Fund, Inc.
First Financial Fund, Inc.
Global Utility Fund, Inc.
High Yield Income Fund, Inc., The
High Yield Plus Fund, Inc., The
Hochman & Baker Investment Advisory Services
Hochman & Baker Securities
Hochman & Baker, Inc.
Jennison Associates LLC
Merastar Insurance Company
Nicholas-Applegate Fund, Inc.
Quick Sure Auto Agency
Strategic Partners Series
Target Funds
Target Portfolio Trust, The
Titan Auto Agency, Inc.
Titan Auto Insurance
Titan Auto Insurance of Arizona, Inc.
Titan Auto Insurance of New Mexico
Titan Auto Insurance of Pennsylvania
Titan Auto Insurance, Inc.
Titan Indemnity Company
Titan Insurance Company
Titan Insurance Services, Inc.
Titan National Auto Call Center, Inc.
Victoria Automobile Insurance Company
Victoria Fire & Casualty Company
Victoria Insurance Agency, Inc.
Victoria National Insurance Company
Victoria Select Insurance Company
Victoria Specialty Insurance Company
W.I. of Florida, Inc.
WHI of New York, Inc.
Whitehall Insurance Agency of Texas, Inc.
Whitehall of Indiana, Inc.

In this notice, the phrase "third party" refers to any organization that is not a Prudential affiliate.

The words "you" and "customer," as used in this notice, mean any individual who obtains or has obtained a financial product or service from a Prudential affiliate that is to be used primarily for personal, family, or household purposes.

We will process your request as quickly as possible. In some cases, 6 to 8 weeks may be required for your request(s) to become effective. Prudential will continue to provide you with important information about your existing accounts, including inserts enclosed with your account statements and other notices regarding the Prudential products that you own. You may also receive communications from your Prudential Professional or from independently owned and operated franchisees of The Prudential Real Estate Affiliates, Inc.

If any of your information changes, please let us know so that we can update your records and continue to serve you as you have requested.

                             NOT PART OF PROSPECTUS

WE WANT TO KNOW YOUR PREFERENCE

If you do not want us to share the previously described information with Prudential businesses or non-Prudential businesses, to inform you of other products or services we believe may be of interest to you, complete item #1. In addition, if you do not want to receive communications regarding other products or services by mail or phone, complete item #2.

1. [ ] Do not share my information to inform me of other products or services.

2. Please remove my name from Prudential's corporate marketing lists for receiving information:

   [ ] by U.S. mail      [ ] by telephone

TO ENABLE US TO PROCESS YOUR REQUEST, PLEASE PROVIDE YOUR ACCOUNT/POLICY NUMBER EXACTLY AS IT APPEARS ON YOUR STATEMENT:

-------------------------------------------------
 Account/Policy Number (required for processing)

PLEASE PRINT YOUR NAME AND ADDRESS EXACTLY AS IT APPEARS ON YOUR STATEMENT:

----------------------------------      NAMES OF JOINT OWNERS
 Last Name

----------------------------------      ----------------------------------------
 First Name                               Last Name

----------------------------------      ----------------------------------------
 Address (Line 1)                         First Name

----------------------------------      ----------------------------------------
 Address (Line 2)                         Address (Line 1)

----------------------------------      ----------------------------------------
 City                                     Address (Line 2)

----------------------------------      ----------------------------------------
 State                   ZIP Code         City

----------------------------------      ----------------------------------------
 (Area Code) Phone Number                 State                        ZIP Code


MAIL TO:
PRUDENTIAL -- CUSTOMER PRIVACY          ----------------------------------------
P.O. BOX 4600                             Last Name
TRENTON, NEW JERSEY 08650
                                        ----------------------------------------
                                          First Name

                                        ----------------------------------------
                                          Address (Line 1)

                                        ----------------------------------------
                                          Address (Line 2)

                                        ----------------------------------------
                                          City

                                        ----------------------------------------
                                          State                         ZIP Code

IF THERE ARE JOINT OWNERS TO WHICH THIS REQUEST WILL APPLY PLEASE PROVIDE THEIR INFORMATION ON THE BACK OF THIS FORM.

00019                       NOT PART OF PROSPECTUS

MF181A         CUSIP Numbers                         NASDAQ Symbols
               Class A Shares -- 74437D-10-9         PYRAX
               Class B shares -- 74437D-20-8         PYRBX
               Class C Shares -- 74437D-30-7         PHYCX
               Class Z Shares -- 74437D-40-6         PRTRZ